Exhibit 23.2
                                                                    ------------


                                                      Derrick Strickland, P.Geo.
                                                      2-236 West 12th Ave.
                                                      Vancouver, B.C.
                                                      604-773-0922
                                                      kimberlite@ telus.net
                                                      ---------------------






Dated:   11 December, 2003



Andrew Reid,
Stellar Resources ltd.,
Suite 1, 6075 South Eastern Avenue,
Las Vegas, NV
89119



Re:  Report on 197 Units (4,925 hectares) in the Fort St. John, British
-----------------------------------------------------------------------
     Columbia.
     ---------

I, Derrick Strickland, P. Geo. Geologist, B.Sc. MBA authorized and recommended the Three Phase report of 197 Claim Units owned by Diamant Resources Ltd. located in the Fort St. John area of British Columbia, Canada, more particularly known as the "Beatton Claim Group and the Alces Claim Group".

I, give consent to being a named expert in the registration statement of Stellar Resources Ltd. and agree to the filing of this consent as an exhibit, with the attached Assessment Report dated October 2002 as "Schedule A" and consents to the summary of his report as included in the prospectus.


Sincerely,





/s/ Derrick Strickland


Derrick Strickland,
P. Geo. Geologist, B.Sc. MBA.

                                             (SEAL)
                                          PROFESSIONAL
                                            PROVINCE
                                               OF
                                        D.A. STRICKLAND
                                             #27879
                                        BRITISH COLUMBIA
                                          GEOSCIENTIST

                                                      Derrick Strickland, P.Geo.
                                                      2-236 West 12th Ave.
                                                      Vancouver, B.C.
                                                      604-773-0922
                                                      kimberlite@ telus.net
                                                      ---------------------




Dated:   11 December, 2003


The United States Securities & Exchange Commission
Division of Corporate Finance
450 Fifth Street N.W.
Washington D.C.  20549
Attention:  Susann Reilly


Re:  Stellar Resources Ltd.-File#333-103364 Report on 197 Units (4,925 hectares)
--------------------------------------------------------------------------------
     in the Fort St. John, British Columbia.
     ---------------------------------------

I, Derrick Strickland, P. Geo. Geologist, B.Sc. MBA consents to having reviewed agree with and am willing to take responsibility for the three phase exploration program presented in Stellar Resources Ltd. Form SB-2A as amended beginning on page 28.


Sincerely,



/s/ Derrick Strickland


Derrick Strickland,
P. Geo. Geologist, BSc. MBA.




                                             (SEAL)
                                          PROFESSIONAL
                                            PROVINCE
                                               OF
                                        D.A. STRICKLAND
                                             #27879
                                        BRITISH COLUMBIA
                                          GEOSCIENTIST